Exhibit 10.5

SPONSOR SHARES FORFEITURE AGREEMENT

This Sponsor Shares Forfeiture Agreement (this “Agreement”) is entered into as of October 14, 2022, by and among HH&L Investment Co., a Cayman Islands exempted company limited by shares (the “Sponsor”), HH&L Acquisition Co., a Cayman Islands exempted company limited by shares (“SPAC”), and DiaCarta, Ltd., a Cayman Islands exempted company limited by shares (the “Company”), in connection with the Business Combination Agreement, dated as of the date hereof, among SPAC, Diamond Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of SPAC, and the Company (the “Business Combination Agreement”). SPAC, the Company and the Sponsor are referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement.

RECITALS

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement;

WHEREAS, it is contemplated that pursuant to the terms and conditions of this Agreement, the Sponsor shall agree to forfeit a certain number of SPAC Class B Shares (the “Sponsor Shares”) owned by the Sponsor, as set forth on Schedule I attached hereto.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                   Sponsor Reduction Shares.

(a)                It is acknowledged that to facilitate financing of the Transactions (including by way of a financing contemplated by Section 6.18 of the Business Combination Agreement, a backstop financing or anti-redemption agreements), the Sponsor, with the prior written consent of the Company, as applicable, may elect (but shall not be obligated) to transfer, contribute or otherwise forfeit Sponsor Shares in connection with such financing (such transferred, contributed or forfeited Sponsor Shares, the “Financing Contribution Shares”).

(b)                If at the Closing, the SPAC Closing Cash is less than $40,000,000, the Sponsor hereby agrees, upon and subject to the Closing, to forfeit to SPAC all right, title and interest in and to an aggregate number of the Sponsor Shares equal to 1,539,300 SPAC Class B Ordinary Shares (the “Forfeited Shares”), provided that if the Sponsor transfers, contributes or forfeits Financing Contribution Shares and the aggregate number of Forfeited Shares (without reduction) and Financing Contribution Shares exceed 2,052,400 SPAC Class B Ordinary Shares, then the number of Forfeited Shares shall be reduced to an amount equal to (i) 2,052,400 SPAC Class B Ordinary Shares minus (ii) the Financing Contribution Shares actually transferred, contributed or forfeited by the Sponsor. For the avoidance of doubt, if SPAC Closing Cash is equal to or more than $40,000,000, there shall be no Forfeited Shares. References to numbers of shares herein shall be adjusted appropriately to reflect any share splits, stock dividends, consolidations, recapitalizations, exchanges of shares and the like.

For the purposes of this Agreement, “SPAC Closing Cash” means the sum of (i) the amount of cash available in the Trust Account as of immediately prior to the Effective Time (after the payment of the amount required to satisfy the SPAC Shareholder Redemptions, and prior to the payment of the Unpaid Transaction Expenses), (ii) the proceeds of any equity investments (including any private investments in public equity) received by SPAC substantially concurrently with the Closing, (iii) the amount of any backstop financing received by SPAC as of immediately prior to the Closing, and (iv) as of immediately prior to the Closing, the amount of cash and cash equivalents held by SPAC without restriction outside of the Trust Account.

(c)                Upon such forfeiture, the Sponsor shall surrender the Forfeited Shares to SPAC for cancellation in exchange for no consideration, and SPAC shall immediately retire and cancel all of the Forfeited Shares and shall direct SPAC’s transfer agent to take any and all such actions incident thereto. Notwithstanding anything to the contrary herein, all other Sponsor Shares and SPAC Warrants shall not be subject to any of the restrictions set forth in this Section 1.

2.                   Representations and Warranties of the Sponsor.

The Sponsor hereby represents and warrants and acknowledges and agrees as follows:

(a)                The Sponsor has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement.

(b)                This Agreement has been duly authorized, validly executed and delivered by the Sponsor. This Agreement is enforceable against the Sponsor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

3.                   Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns.

4.                   Termination.

This Agreement shall automatically terminate upon the earlier of (i) the termination of the Business Combination Agreement pursuant to the terms thereto or (ii) the Closing.

5.                   Entire Agreement.

This Agreement and the Business Combination Agreement (upon effectiveness thereof) constitute the entire agreement of the Parties hereto with respect to the matters contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties hereto to the extent they relate in any way to the subject matters hereof or the transactions contemplated hereby.

6.                   Governing Law.

The Law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability hereof, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Action arising out of or relating to this Agreement, agrees that all claims in respect of the Action shall be heard and determined in any such court and agrees not to bring any Action arising out of or relating to this Agreement in any other courts. Nothing in this Section 6, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

7.                   Specific Performance.

The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The Parties acknowledge and agree that the non-breaching Parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

8.                   Modification.

This Agreement may not be amended or supplemented at any time unless by a writing executed by the Parties hereto. No waiver of any provision or condition hereof shall be valid unless the same shall be in writing and signed by the Party against which such waiver is to be enforced. No waiver by any Party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.

9.                   Headings; Counterparts.

The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

HH&L INVESTMENT CO.

By:	/s/ Richard Qi Li
Name:	Richard Qi Li
Title:	Director

[Signature Page to Sponsor Shares Forfeiture Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

HH&L ACQUISITION CO.

By:	/s/ Richard Qi Li
Name:	Richard Qi Li
Title:	Chief Executive Officer and Director

[Signature Page to Sponsor Shares Forfeiture Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

DIACARTA, LTD.

By:	/s/ Aiguo Zhang
Name:	Aiguo Zhang
Title:	Chief Executive Officer

[Signature Page to Sponsor Shares Forfeiture Agreement]

Schedule I - Sponsor Shares

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